Exhibit 99.1

International Stem Cell Corporation Announces 2014 Fourth Quarter and Year-End Results

CARLSBAD, CA - (Marketwired) – March 31, 2015, International Stem Cell Corporation (OTCQB: ISCO) (www.internationalstemcell.com) (“ISCO” or “the Company”), a California-based biotechnology company developing novel stem cell-based therapies and biomedical products, today provided a business update and announced fourth quarter and year-end financial results for the period ended December 31, 2014.

Fourth quarter highlights:

•	The Court of Justice of the European Union ruled in favor of the Company’s EU patent applications, opening the way to the issuance of ISCO’s core technology patents in the EU in 2015 and significantly strengthening the Company’s intellectual property estate

•	Received clearance from the U.S. Food and Drug Administration, in an important ruling, for ISCO’s human parthenogenetic stem cell line for investigational clinical use; the FDA accepted the use of parthenogenetic stem cells as a starting material for the development of human cellular therapeutics

•	Presented results from preclinical studies of ISC-hpNSC, ISCO’s human parthenogenetic neural stem cell clinical product, including long-term safety data and proof-of-concept efficacy data in Parkinson’s disease, at Neuroscience, the annual meeting of the Society for Neuroscience in Washington D.C.

•	Awarded the designation of one of America’s fastest growing companies as highlighted in Deloitte’s 2014 Technology Fast 500™ list in recognition of ISCO’s rate of growth in sales over the last several years.

Subsequent to the year end, in January, 2015, the Company announced the completion of the required preclinical studies and plans to begin a phase 1/2a clinical study of its ISC-hpNSC cell therapy in Parkinson’s disease in Australia. As part of this expansion, ISCO has formed an Australian subsidiary, Cyto Therapeutics Pty Ltd.

FY 2014 Financial highlights:

•	$7.02 million in revenue for the year ended December 31, 2014, an increase of 14% compared to 2013; Lifeline Skin Care sales up 9% and Lifeline Cell Technology sales up 19%. Gross margin stable at 73%

•	Operating income from Lifeline Skin Care and Lifeline Cell Technology subsidiaries up 55% to $1.02 million for the year ended December 31, 2014, compared with $0.65 million in 2013.

•	Average net cash used in operating activities of $0.54 million per month for the year ending December 31, 2014; The company ended 2014 with cash of $1.11 million

“We delivered on some very important milestones in the last three months of 2014, including bringing to a successful conclusion our patent applications with the CJEU and obtaining clearance for the clinical use of our stem cell lines from the U.S. FDA”, stated Andrey Semechkin, Ph.D., CEO and Co-chairman of ISCO. “These achievements add further momentum to both our Parkinson’s program and our business development plans. We expect to make more progress in 2015, including starting our clinical trial in Parkinson’s disease patents and to potentially report interim data before the end of 2015.”

Simon Craw PhD, Executive Vice President, Jay Novak, Chief Financial Officer and Ruslan Semechkin PhD, Chief Scientific Officer, of International Stem Cell will host the conference call. To attend the call, please use the dial in information below:

Conference call and webcast details

Date: Wednesday April 1, 2015

Time: 11:00 a.m. ET

Toll-free (US only): 1-888-329-8877

Toll/International: 1-719-457-2648

Conference ID: 1112311

Webcast: http://public.viavid.com/index.php?id=113470

Please log in at least 10-minutes before the call start time to ensure timely participation.

A playback of the call will be available from 4/1/15 at 2:00 pm Eastern Time to 4/15/15 at 11:59 pm Eastern Time.

Teleconference Replay Details:

Toll free: 1-877-870-5176

Toll/International: 1-858-384-5517

Replay Pin Number: 1112311

About International Stem Cell Corporation

International Stem Cell Corporation is focused on the therapeutic applications of human parthenogenetic stem cells (hpSCs) and the development and commercialization of cell-based research and cosmetic products. ISCO’s core technology, parthenogenesis, results in the creation of pluripotent human stem cells from unfertilized oocytes (eggs). hpSCs avoid ethical issues associated with the use or destruction of viable human embryos. ISCO scientists have created the first parthenogenetic, homozygous stem cell line that can be a source of therapeutic cells for hundreds of millions of individuals of differing genders, ages and racial background with minimal immune rejection after transplantation. hpSCs offer the potential to create the first true stem cell bank, UniStemCell™. ISCO also produces and markets specialized cells and growth media for therapeutic research worldwide through its subsidiary Lifeline Cell Technology (www.lifelinecelltech.com), and stem cell-based skin care products through its subsidiary Lifeline Skin Care (www.lifelineskincare.com). More information is available at www.internationalstemcell.com.

To subscribe to receive ongoing corporate communications, please click on the following link: http://www.b2i.us/irpass.asp?BzID=1468&to=ea&s=0

To like our Facebook page or follow us on Twitter for company updates and industry related news, visit: www.facebook.com/InternationalStemCellCorporation and www.twitter.com/intlstemcell

Safe harbor statement

Statements pertaining to anticipated developments, expected pre-clinical studies (including timing and results), progress of research and development, and other opportunities for the company and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, regulatory approvals, need and ability to obtain future capital, application of capital resources among competing uses, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the company’s business, particularly those mentioned in the cautionary statements found in the company’s Securities and Exchange Commission filings. The company disclaims any intent or obligation to update forward-looking statements.

International Stem Cell Corporation and Subsidiaries

Consolidated Balance Sheets

(in thousands, except share data)

	December 31, 2014	December 31, 2013
Assets
Cash and cash equivalents	$1,111	$2,243
Accounts receivable, net of allowance for doubtful accounts of $19 at December 31, 2014 and December 31, 2013	453	306
Inventory, net	1,517	1,369
Prepaid expenses and other current assets	485	658
Restricted cash	50	50

Total current assets	3,616	4,626
Property and equipment, net	714	830
Intangible assets, net	2,795	2,250
Deposits and other assets	54	33

Total assets	$7,179	$7,739

Liabilities, Redeemable Preferred Stock and Stockholders’ Equity (Deficit)
Accounts payable	$670	$532
Accrued liabilities	1,711	1,290
Deferred revenue	—	3
Related party payable	11	21
Advances	250	250
Fair value of warrant liability	4,216	4,925

Total current liabilities	6,858	7,021

Convertible Redeemable Series G Preferred stock, $0.001 par value, 0 and 5,000,000 shares authorized, issued and outstanding at December 31, 2014 and December 31, 2013, respectively, liquidation preference of $0 and $5,000 at December 31, 2014 and December 31, 2013, respectively	—	4,941
Commitments and contingencies
Stockholders’ Equity (Deficit)
Series B Convertible Preferred stock, $0.001 par value, 5,000,000 shares authorized, 300,000 issued and outstanding at December 31, 2014 and December 31, 2013, with liquidation preferences of $421 and $403 at December 31, 2014 and December 31, 2013, respectively	—	—
Series D Convertible Preferred stock, $0.001 par value, 50 shares authorized, 43 issued and outstanding at December 31, 2014 and December 31, 2013, with liquidation preference of $4,320 at December 31, 2014 and December 31, 2013	—	—
Series G Convertible Preferred stock, $0.001 par value, 5,000,000 and 0 shares authorized, issued and outstanding at December 31, 2014 and December 31, 2013, respectively, liquidation preference of $5,000 and $0 at December 31, 2014 and December 31, 2013, respectively	5	—
Series H-1 Convertible Preferred stock, $0.001 par value, 2,000 and 0 shares authorized, 1,482 and 0 issued and outstanding at December 31, 2014 and December 31, 2013, respectively	—	—
Series H-2 Convertible Preferred stock, $0.001 par value, 500 and 0 shares authorized, 500 and 0 issued and outstanding at December 31, 2014 and December 31, 2013, respectively	—	—
Common stock, $0.001 par value, 720,000,000 and 300,000,000 shares authorized at December 31, 2014 and December 31, 2013, respectively, 239,429,170 and 151,175,053 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively	239	151
Additional paid-in capital	94,826	77,897
Accumulated deficit	(94,749)	(82,271)

Total stockholders’ equity (deficit)	321	(4,223)

Total liabilities, redeemable preferred stock and stockholders’ equity (deficit)	$7,179	$7,739

International Stem Cell Corporation and Subsidiaries

Consolidated Statements of Operations

(in thousands, except per share data)

	Years Ended December 31,
	2014	2013
Revenues
Product sales	$7,017	$6,147

Total revenue	7,017	6,147

Expenses
Cost of sales	1,921	1,643
Research and development	5,386	3,560
Selling and marketing	2,785	2,457
General and administrative	5,605	6,033

Total expenses	15,697	13,693

Loss from operating activities	(8,680)	(7,546)

Other income (expense)
Change in fair value of warrant liability	2,405	(754)
Fair value of warrant liability in excess of proceeds	(1,780)	(1,390)
Financing transaction costs	(997)	(738)
Warrant exchange inducement expense	(3,445)	—
Interest expense	(2)	(3)
Sublease income	30	26
Miscellaneous expense	(9)	(74)

Total other expense, net	(3,798)	(2,933)

Loss before income taxes	(12,478)	(10,479)
Provision for income taxes	—	—

Net loss	$(12,478)	$(10,479)

Net loss applicable to common stockholders	$(12,478)	$(10,479)

Net loss per common share-basic and diluted	$(0.06)	$(0.09)

Weighted average shares-basic and diluted	192,795	123,088

Contacts:

International Stem Cell Corporation

Dr. Simon Craw, Executive Vice President of Business Development

Phone: 760-940-6383

Email: ir@intlstemcell.com

Media:

Christopher R. Hippolyte

Phone: +1-646-942-5634

Email: chris.hippolyte@russopartnersllc.com

Tony Russo, Ph.D.

Phone: (212) 845-4251

Email: tony.russo@russopartnersllc.com